Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Registration Nos. 333-88358, 333-128438, 333-133863, 333-141130 and 333-145186) and Forms S-8 (Registration Nos. 333-106977, 333-115175, 333-143129, 333-143437, 333-156492 and 333-174153) of West Pharmaceutical Services, Inc. of our report dated February 26, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 27, 2013